                                                                      EXHIBIT 11


                      NOTE PURCHASE AND WARRANT AGREEMENT
                      -----------------------------------

                                                                  March 25, 1999


Stephen M. Dearholt
Insurance Processing Center
741 North Milwaukee Street
Milwaukee, Wisconsin  53202


     THE FEMALE HEALTH COMPANY, a Wisconsin corporation (the "Company"), and you entered into a Note Purchase and Warrant Agreement, dated March 25, 1998 pursuant to which you purchased a promissory note in the principal amount of $1,000,000 from the Company (the "1998 Note"). The Company hereby requests that you, Stephen M. Dearholt (hereinafter referred to as the "Lender"), surrender the 1998 Note in exchange for a new promissory note in the principal amount of $1,000,000 from the Company on the terms and conditions set forth below.

                                   ARTICLE I
                                   ---------

                                      NOTE
                                      ----

     1.1 Purchase of Note. On the date hereof the Lender will accept a promissory note from the Company in the principal amount of $1,000,000 (the "Note") in the form of Exhibit A attached hereto in exchange for and upon surrender of the 1998 Note, together with payment of all accrued interest on the 1998 Note to the date hereof. The Note is being executed by the Company and delivered to the Lender against the delivery and in full payment of the 1998 Note.

                                   ARTICLE II
                                   ----------

                                  THE WARRANT
                                  -----------

     2.1 Issuance of Warrant. On the date hereof the Company shall issue to Lender a warrant which shall entitle the Lender to purchase 200,000 of the issued and outstanding shares of Common Stock, $.01 par value per share, of the Company on the date of exercise at a purchase price of $_____ per share (subject to adjustment as provided therein) in the form attached hereto as Exhibit B (the "Warrant").

                                  ARTICLE III
                                  -----------

                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                   -----------------------------------------

     The Company represents and warrants to the Lender as follows:

     3.1 Organization. The Company is a corporation duly organized and existing in active status under the laws of the State of Wisconsin, and has all requisite power and authority, corporate or otherwise, to conduct its business and to own its properties.

     3.2 Authority. The execution, delivery and performance of this Agreement, the Note, the Warrant and the Stock Issuance Agreement between the Company and Lender of even date herewith (the "Stock Issuance Agreement") are within the corporate powers of the Company, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Company; (ii) violate any provision of the amended and restated articles of incorporation or amended and restated by-laws of the Company
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or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company;
(iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority except for filing with the Securities and Exchange Commission, applicable state securities regulatory agencies as required to register the resale of any of the shares issued upon exercise of the Warrant or pursuant to the Stock Issuance Agreement under the Securities Act of 1933, as amended, and the securities laws of all applicable states; or (iv) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Company pursuant to, any indenture or other agreement or instrument under which the Company is a party or by which it or its properties may be bound or affected. This Agreement constitutes, and the Note, the Warrant and the Stock Issuance Agreement when executed and delivered hereunder will each constitute, legal, valid and binding obligations of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect affecting the enforceability of creditors' rights generally and subject to general principles of equity.

     3.3 Capital Stock. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, $.01 par value per share and 5,000,000 shares of Class A Preferred Stock, $.01 par value per share. There are presently outstanding 10,446,227 shares of Common Stock, and 670,000 shares of Class A Convertible Preferred Stock Series 1. Other than (i) the Warrant and 200,000 shares of Common Stock to be issued to the Lender upon certain contingencies set forth in a Stock Issuance Agreement between the Company and Lender of even date,
(ii) other warrants to purchase shares of Common Stock issued to the Lender pursuant to Note Purchase and Warrant Agreements dated March 25, 1997, March 25, 1998, and February 12, 1999, to the Lender and William Lacy pursuant to a Note Purchase Agreement dated March 25, 1996, and to the Lender and an affiliate of Lender pursuant to a Note Purchase and Warrant Agreement dated November 21, 1995, (iii) warrants to purchase 10,000 shares of Common Stock issued to O. B. Parrish and 10,000 shares of Common Stock to be issued to Mr. Parrish upon certain contingencies set forth in a Stock Issuance Agreement, dated February 18, 1999, between the Company and Mr. Parrish, and (iv) such other rights, options and warrants to purchase shares of Common Stock as disclosed in the Company's public filings, there are no subscriptions, options, warrants, rights or agreements (contingent or otherwise) providing for the issuance by the Company of Common Stock or other equity securities of the Company having rights, benefits or privileges equal or superior to that of the Common Stock.

     3.4 Full Disclosure. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has within the previous 12 months filed with the Securities and Exchange Commission all reports, proxy statements and other information in respect to the Company required under the Exchange Act. No such report or information filed with the SEC within the previous 2 years, and no information or report furnished by the Company to the Lender in connection with the negotiation or execution of this Agreement (all of which information or reports so furnished are set forth in Section 5.2 hereof), contained any misstatement of a material fact as of the date when made or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading as of the date when made.

                                   ARTICLE IV
                                   ----------

                                    DEFAULTS
                                    --------

     4.1 Defaults. The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (a) The Company shall fail to pay any principal or interest due on the Note within 5 days of its due date;

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          (b)  Any representation or warranty made by the Company herein shall prove to have been false in any material respect;

          (c) The Company shall: (i) fail, or admit in writing its inability, to pay its debts as they mature; or (ii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or (iii) become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code; or (iv) become the subject of a creditor's petition for liquidation, reorganization or to effect a plan or other arrangement with creditors which petition has not been dismissed or stayed within 90 days of the filing thereof; or (v) apply to a court for the appointment of a custodian or receiver for any of its assets; or (vi) have a custodian or receiver appointed for substantially all of its assets (with or without its consent); provided that, if the appointment is without the Company's consent, such appointment has not been vacated or stayed within 90 days of such appointment; or (vii) otherwise become the subject of any insolvency proceedings (and if such proceedings are commenced without the Company's consent, such proceedings shall not have been dismissed within 90 days after commencement thereof) or propose or enter into any formal or informal composition or arrangement with its creditors.

          (d) This Agreement, the Note, the Warrant, or any other warrant described in section 3.3(ii) hereof, shall, at any time after their respective execution and delivery, and for any reason other than full performance thereof, cease to be in full force and effect or be declared null and void, or the validity or enforceability thereof or hereof shall be contested by the Company or any shareholder of the Company, or the Company shall deny that it has any or further liability or obligation thereunder or hereunder, as the case may be.

     4.2  Acceleration of Obligations. Upon the occurrence of any Event of
Default:

          (a) As to any Event of Default (other than an Event of Default under section 4.1(c)) and at any time thereafter during which such Event of Default is continuing, and in each case, the Lender may, by written notice to the Company, immediately declare the unpaid principal balance of the Note, together with all interest accrued thereon, to be immediately due and payable; and the unpaid principal balance of and accrued interest on such Note shall thereupon be due and payable without further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary herein or in the Note contained;

          (b) As to any Event of Default under section 4.1(c), the unpaid principal balance of the Note, together with all interest accrued thereon, shall immediately and forthwith be due and payable, all without presentment, demand, protest, or further notice of any kind, all of which are hereby waived, notwithstanding anything to the contrary herein or in the Note contained; and

          (c) As to each Event of Default, the Lender shall have all the remedies for default provided by applicable law.

                                   ARTICLE V
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     5.l  Expenses: Indemnities.

          (a) The Company shall pay, or reimburse the Lender for (i) all out-of-pocket costs and expenses (including, without limitation, attorneys' fees and expenses not to exceed $2,500) paid or incurred by the Lender in connection with the negotiation, preparation, execution and delivery of this Agreement, the Note, the Warrant, the Stock Issuance Agreement, and any other document required hereunder or thereunder; (ii) all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) paid or incurred by the Lender in

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connection with the negotiation, preparation, execution and delivery of any amendment, supplement, modification or waiver of any of the documents referenced above or before and after judgment in enforcing, protecting or preserving his rights under this Agreement, the Note, the Warrant, the Stock Issuance Agreement, and other documents required hereunder or thereunder; and (iii) any and all recording and filing fees and any and all stamp, excise, intangibles and other taxes (other than income taxes), if any, which may be payable or determined to be payable in connection with the negotiation, preparation, execution, delivery, administration or enforcement of this Agreement, the Note, the Warrant, the Stock Issuance Agreement, or any other document required hereunder or thereunder or any amendment, supplement, modification or waiver of or to any of the foregoing, or consummation of any of the transactions contemplated hereby or thereby, including all costs and expenses incurred in contesting the imposition of any such tax, and any and all liability with respect to or resulting from any delay in paying the same, whether such taxes are levied upon the Lender, the Company or otherwise.

          (b) The Company agrees to indemnify the Lender against any and all losses, claims, damages, liabilities and expenses, (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Lender arising out of or resulting from (i) any acquisition or attempted acquisition of stock or assets of another person or entity by the Company or any subsidiary,
(ii) the use of any of the proceeds of the loan made hereunder by the Company for the making or furtherance of any such acquisition or attempted acquisition,
(iii) the construction or operation of any facility owned or operated by the Company or any subsidiary, or resulting from any pollution or other environmental condition on the site of, or caused by, any such facility, (iv) the negotiation, preparation, execution, delivery and enforcement of this Agreement, the Note, the Warrant, the Stock Issuance Agreement, and any other document required hereunder or thereunder, including without limitation any amendment, supplement, modification or waiver of or to any of the foregoing or the consummation or failure to consummate the transactions contemplated hereby or thereby, or the performance by the parties of their obligations hereunder or thereunder, (v) any claim, litigation, investigation or proceedings related to any of the foregoing, whether or not the Lender is a party thereto; provided, however, that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from (A) any breach by the Lender of his obligations under this Agreement, or in his fiduciary duties as a director of the Company for which he would not otherwise be entitled to indemnification as a director of the Company, (B) any commitment made by the Lender to a person other than the Company which would be breached by the performance of the Lender's obligations under this Agreement or (C) Lender's gross negligence or willful misconduct; and provided further that clauses (i),
(ii) and (iii) of this paragraph shall apply only to losses, claims, damages, liabilities and expenses arising out of or resulting from third party claims.

          (c) The foregoing agreements and indemnities shall remain operative and in full force and effect regardless of termination of this Agreement, the consummation of or failure to consummate either the transactions contemplated by this Agreement or any amendment, supplement, modification or waiver, the repayment of the loan made hereunder, the invalidity or unenforceability of any term or provision of this Agreement, the Note, the Warrant, the Stock Issuance Agreement, or any other document required hereunder or thereunder, any investigation made by or on behalf of the Lender, or the content or accuracy of any representation or warranty made under this Agreement or any other document required hereunder or thereunder.

     5.2 Securities Act of 1933. (a) With respect to the Note and the Warrant to be issued to the Lender, the Lender hereby represents, warrants and covenants as follows:

          (i) He understands that the issuance of the Note and the Warrant has not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws (collectively, the "Laws") on the basis that the issuance of the Note and the Warrant is exempt from such registration under the Act and Laws based in part upon the representations made herein;

          (ii) He does not presently intend to sell or otherwise dispose of the Note or the Warrant being issued to him hereunder;

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          (iii)  He is acquiring the Note and the Warrant for investment purposes only and for his own account and not with a present view to sell or otherwise distribute the same, and he will not sell or otherwise distribute the Note or the Warrant without registration under the Act and applicable Laws or pursuant to applicable exemptions therefrom;

          (iv) He is an "accredited investor" under the Act and the rules promulgated thereunder;

          (v) He has been given access to and has carefully reviewed the Company's Form 10-Q for the first fiscal quarter of 1999, the Company's Form 10-K and annual report to shareholders for the year ended September 30, 1998, and the Company's Proxy Statement for the 1999 annual meeting of shareholders. He desires no additional information to evaluate the merits and risks of the issuance of the Note and the Warrant hereunder, and he is not relying upon any other information in connection therewith.

          (vi) He has been given an opportunity to ask questions of, and receive answers from, management of the Company concerning the issuance of the Note and the Warrant hereunder, and has been given access to all information which he has deemed necessary to verify the accuracy of the information furnished to him;

          (vii) He has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, has carefully reviewed all information indicated above and, by virtue of such review, understands and has evaluated the merits and risks of his participation in such transactions and has decided to go forward with such transactions; and

          (viii) He understands that the Company is relying on the accuracy of the statements contained herein in entering into this Agreement and the transactions contemplated herein.

     5.3 Successors. The provisions of this Agreement shall inure to the benefit of any holder of the Note or Warrant, and shall inure to the benefit of and be binding upon any successor to any of the parties hereto. No delay on the part of the Lender or any holder of the Note or a Warrant in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Lender or the holder of the Note or a Warrant would otherwise have.

     5.4 Survival. All agreements, representations and warranties made herein shall survive the execution of this Agreement, the making of the loan hereunder and the execution and delivery of the Note and the Warrant.

     5.5 Wisconsin Law. This Agreement and the Note and Warrant issued hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, except to the extent superseded by federal law.

     5.6 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     5.7 Notices. All communications or notices required under this Agreement shall be deemed to have been given on the date when deposited in the United States mail, postage prepaid, and addressed as follows (unless and until any of such parties advises the other in writing of a change in such address): (a) if to the Company, with the full name and address of the Company as shown on this Agreement below; and (b) if to the Lender, with the full name and address of the Lender as shown on this Agreement above.

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     5.8  Entire Agreement; No Agency. This Agreement and the other documents referred to herein contain the entire agreement between the Lender and the Company with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon the Lender unless clearly expressed in this Agreement or in the other documents referred to herein. Nothing in this Agreement or in the other documents referred to herein and no action taken pursuant hereto shall cause either the Company or the Lender to be treated as an agent of the other, or shall be deemed to constitute a partnership, association, joint venture or other entity.

     5.9 Consent to Jurisdiction. The parties hereto hereby consent to the exclusive jurisdiction of any state or federal court situated in Ozaukee County or Milwaukee County, Wisconsin, and waive any objection based on lack of personal jurisdiction, improper venue or forums non conveniens, with regard to any actions, claims disputes or proceedings relating to this Agreement, the Note, the Warrant or any other document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. Nothing herein shall affect the parties' rights to serve process in any manner permitted by law.

     5.10 Waiver of Jury Trial. The Company and the Lender hereby jointly and severally waive any and all right to trial by jury in any action or proceeding relating to this Agreement, the Note, the Warrant or any other document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. The Company and the Lender each represent that this waiver is knowingly, willingly and voluntarily given.

If the foregoing is satisfactory to you please sign the form of acceptance below and return a signed counterpart hereof to the Company, whereupon this instrument will evidence a binding agreement between the Lender and the Company.

                                    Very truly yours,

                                    THE FEMALE HEALTH COMPANY
                                    Address:  Suite 3660
                                              875 North Michigan Avenue
                                              Chicago, Illinois  60611



                                    By: /s/ O. B. Parrish
                                        -----------------
                                        Chairman of the Board and
                                        Chief Executive Officer


     The foregoing Agreement is hereby confirmed and accepted as of the date thereof.



                                    /s/ Stephen M. Dearholt
                                    -----------------------
                                    Stephen M. Dearholt